EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ULTRA PETROLEUM FILES FOR EXTENSION OF FORM 10-K FILING

HOUSTON, Texas – March 16, 2006 – Ultra Petroleum Corp. (AMEX: UPL) today announced that it will file a 15-day automatic extension notification with the Securities and Exchange Commission relating to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Ultra Petroleum will file for the automatic extension to allow additional time to complete the preparation of its consolidated financial statements and the work required to complete management’s assessment of internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley and the rules of the Public Company Accounting Oversight Board. While the company has not yet completed its assessment of its internal control over financial reporting, management has identified certain deficiencies in its internal controls. To the extent that any of these deficiencies meet the definition of material weaknesses in Auditing Standard No. 2 of the Public Company Accounting Oversight Board, the company will disclose those weaknesses and related remediation activities in its Form 10-K. At this time, Ultra Petroleum expects to report year-end results that are consistent with the preliminary estimates outlined in its February 7, 2006 news release and anticipates that it will be able to file its complete Annual Report on Form 10-K on or before March 31, 2006.

About Ultra Petroleum

Ultra Petroleum is an independent, exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra Petroleum is listed on the American Stock Exchange under the symbol “UPL” with 155,075,864 shares outstanding as at December 31, 2005.

This release can be found at http://www.ultrapetroleum.com

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the company’s financial results for the fourth quarter and fiscal year ended December 31, 2005, the company’s ability to complete its 10-K filing within the 15-day extension period, and the anticipated absence of any adjustments to previously announced financial results for the fourth quarter and fiscal year ended December 31, 2005 and any material weaknesses in its internal control over financial reporting. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates.  These risks include, but are not limited to, adjustments resulting from the completion by the company’s auditor of their audit of the company’s financial statements for the year ended December 31, 2005 and their audit of management’s assessment of the effectiveness of the company’s internal control over financial reporting as of December 31, 2005. Other risks regarding the company’s business are set forth in more detail in the company’s filings with the SEC, available on the SEC’s website at www.sec.gov. The company undertakes no obligation to update information contained in this release.

For further information contact:

Kelly L. Whitley
Manager Investor Relations
Phone: 281-876-0120 Extension 302
Email: info@ultrapetroleum.com
Website: www.ultrapetroleum.com